                                                                  EXHIBIT 11
                                                                 Page 1 of 2

                              UNISYS CORPORATION
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
                                 (UNAUDITED)
                        (Millions, except share data)
                                                         1995         1994
                                                         ----         ----
Primary Earnings Per Common Share
Average Number of Outstanding Common Shares          170,988,159  170,490,768
Additional Shares Assuming Exercise of Stock Options     832,788    2,840,526
                                                     -----------  -----------
Average Number of Outstanding Common Shares and
  Common Share Equivalents                           171,820,947  173,331,294
                                                     ===========  ===========

Income From Continuing Operations Before Extraordinary
  Item                                                     $32.1        $34.6
Dividends on Series A, B and C Preferred Stock             (29.9)       (30.1)
                                                           -----        -----
Primary Earnings on Common Shares Before Discontinued
  Operations and Extraordinary Item                          2.2          4.5
Income From Discontinued Operations                         12.5         33.1
Extraordinary Item                                                       (7.7)
                                                           -----        -----
Primary Earnings on Common Shares                          $14.7        $29.9
                                                           =====        =====

Primary Earnings Per Common Share
  Continuing Operations                                     $.02         $.02
  Discontinued Operations                                    .07          .19
  Extraordinary Item                                                     (.04)
                                                           -----        -----
  Total                                                     $.09         $.17
                                                           =====        =====
Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
  Shares and Common Share Equivalents                171,820,947  173,331,294
Additional Shares:
  Assuming Conversion of 8 1/4% Convertible Notes     33,697,387   33,699,634
  Attributable to Stock Options                           13,802      348,457
                                                     -----------  -----------
Common Shares Outstanding Assuming Full Dilution     205,532,136  207,379,385
                                                     ===========  ===========

Primary Earnings on Common Shares Before Discontinued
  Operations and Extraordinary Item                         $2.2         $4.5
Interest Expense on 8 1/4% Convertible Notes,
  Net of Applicable Tax                                      4.4          4.4
                                                           -----        -----
Fully Diluted Earnings on Common Shares Before
  Discontinued Operations and Extraordinary Item             6.6          8.9
Income From Discontinued Operations                         12.5         33.1
Extraordinary Item                                                       (7.7)
                                                           -----        -----
Fully Diluted Earnings on Common Shares                    $19.1        $34.3
                                                           =====        =====

Fully Diluted Earnings per Common Share
  Continuing Operations                                     $.03         $.05
  Discontinued Operations                                    .06          .16
  Extraordinary Item                                                     (.04)
                                                           -----        -----
  Total                                                     $.09         $.17
                                                           =====        =====

                                                                    EXHIBIT 11
                                                                   Page 2 of 2

                               UNISYS CORPORATION
                  STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
                                  (UNAUDITED)
                         (Millions, except share data)
                                                 1995           1994
                                                 ----           ----
Earnings Per Common Share As Reported
Primary
  Continuing Operations                          $.02           $.02
  Discontinued Operations                         .07            .19
  Extraordinary                                                 (.04)
                                                 ----           ----
      Total                                      $.09           $.17
                                                 ====           ====
Fully Diluted
  Continuing Operations                          $.02           $.05
  Discontinued Operations                         .07            .16
  Extraordinary Item                                            (.04)
                                                 ----           ----
      Total                                      $.09           $.17
                                                 ====           ====